Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Unless otherwise indicated, General Motors Company's (GM) non-GAAP measures are related to our continuing operations and not our discontinued operations. GM's non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include but are not limited to impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less income (loss) from discontinued operations on an after-tax basis, adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period. Adjustments to the average equity balances exclude assets and liabilities classified as either assets held for sale or liabilities held for sale.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from continuing operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating segments
GM North America (GMNA)	$263	$3,041	$8,204	$10,769
GM International (GMI)	(120)	(48)	(202)	423
Cruise	(305)	(194)	(1,004)	(728)
GM Financial(a)	498	416	2,104	1,893
Total operating segments	336	3,215	9,102	12,357
Corporate and eliminations(b)	(231)	(387)	(709)	(574)
EBIT-adjusted	105	2,828	8,393	11,783
Adjustments
Transformation activities(c)	(194)	(1,327)	(1,735)	(1,327)
GM Brazil indirect tax recoveries(d)	—	—	1,360	—
FAW-GM divestiture(e)	(164)	—	(164)	—
GMI restructuring(f)	—	—	—	(1,138)
Ignition switch recall and related legal matters(g)	—	—	—	(440)
Total adjustments	(358)	(1,327)	(539)	(2,905)
Automotive interest income	96	117	429	335
Automotive interest expense	(200)	(185)	(782)	(655)
Income tax (expense) benefit(h)	163	611	(769)	(474)
Income (loss) from continuing operations(i)	(194)	2,044	6,732	8,084
Loss from discontinued operations, net of tax(j)	—	—	—	70
Net income (loss) attributable to stockholders	$(194)	$2,044	$6,732	$8,014
__________

(a)	GM Financial amounts represent EBT-adjusted.

(b)
GM's automotive interest income and interest expense, Maven, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe (the Opel/Vauxhall Business), which are primarily pension costs, corporate expenditures and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

(c)
These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility, and drive significant cost efficiencies. The adjustments primarily consist of accelerated depreciation, supplier-related charges, pension and other curtailment charges and employee-related separation charges in the year ended December 31, 2019 and primarily employee separation charges and accelerated depreciation in the year ended December 31, 2018.

(d)	This adjustment was excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

(e)
This adjustment was excluded because we divested our joint venture FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM), as a result of a strategic decision by both shareholders, allowing us to focus our resources on opportunities expected to deliver higher returns.

(f)
This adjustment was excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of employee separation charges, asset impairments and supplier claims in the year ended December 31, 2018, all in Korea.

(g)	This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.

(h)
Income tax (expense) benefit includes an adjustment of $1.1 billion in the year ended December 31, 2018 consisting of (1) a non-recurring tax benefit related to foreign earnings recorded in the three months ended December 31, 2018; and (2) tax effects related to U.S. tax reform legislation.

(i)	Net of Net (income) loss attributable to noncontrolling interests.

(j)	Represents the results of the Opel/Vauxhall Business and our European financing subsidiaries and branches (the Fincos, and together with the Opel/Vauxhall Business, the European Business).

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Years Ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$(232)	$(0.16)	$2,006	$1.40	$6,581	$4.57	$7,916	$5.53
Impact of including dilutive securities(a)		—		—		—		—
Diluted loss per common share – discontinued operations	—	—	—	—	—	—	70	0.05
Adjustments(b)	358	0.25	1,327	0.93	539	0.38	2,905	2.03
Tax effect on adjustments(c)	(54)	(0.04)	(327)	(0.23)	(188)	(0.13)	(416)	(0.29)
Tax adjustments(d)	—	—	(954)	(0.67)	—	—	(1,111)	(0.78)
EPS-diluted-adjusted	$72	$0.05	$2,052	$1.43	$6,932	$4.82	$9,364	$6.54
________

(a)	Represents the dilutive effect of awards under stock incentive plans. Refer to the table below for the effect on weighted-average common shares outstanding – diluted-adjusted.

(b)	Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details.

(c)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(d)
In the year ended December 31, 2018 the adjustment consists of: (1) a non-recurring tax benefit related to foreign earnings recorded in the three months ended December 31, 2018; and (2) tax effects related to U.S. tax reform legislation. These adjustments were excluded because impacts of tax legislation and valuation allowances are not considered part of our core operations.

The following table reconciles weighted-average common shares outstanding – diluted under U.S. GAAP to weighted-average common shares outstanding – diluted-adjusted used in the calculation of EPS-diluted-adjusted (shares in millions):

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Weighted-average common shares outstanding – diluted	1,429	1,432	1,439	1,431
Dilutive effect of awards under stock incentive plans	13	—	—	—
Weighted-average common shares outstanding – diluted-adjusted	1,442	1,432	1,439	1,431

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Years Ended December 31,
	2019			2018
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$7,436	$769	10.3%	$8,549	$474	5.5%
Adjustments(a)	545	188		2,946	416
Tax adjustments(b)		—			1,111
ETR-adjusted	$7,981	$957	12.0%	$11,495	$2,001	17.4%
________

(a)
Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details. Net income attributable to noncontrolling interests for these adjustments is included in the years ended December 31, 2019 and 2018. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(b)	Refer to the reconciliation of diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Years Ended December 31,
	2019	2018
Net income (loss) attributable to stockholders	$6.7	$8.0
Average equity(a)	$43.7	$37.4
ROE	15.4%	21.4%
________

(a)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Years Ended December 31,
	2019	2018
EBIT-adjusted(a)	$8.4	$11.8
Average equity(b)	$43.7	$37.4
Add: Average automotive debt and interest liabilities (excluding finance leases)	14.9	14.4
Add: Average automotive net pension & OPEB liability	16.7	18.3
Less: Average automotive net income tax asset	(23.5)	(22.7)
ROIC-adjusted average net assets	$51.8	$47.4
ROIC-adjusted	16.2%	24.9%
________

(a)	Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details.

(b)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net automotive cash provided by operating activities from continuing operations under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net automotive cash provided by operating activities	$769	$6,299	$7,392	$11,737
Less: Capital expenditures	(2,706)	(2,190)	(7,485)	(8,686)
Adjustments
Transformation activities	460	19	1,105	19
GM Brazil indirect tax recoveries	(39)	—	(115)	—
FAW-GM divestiture	204	—	204	—
GMI restructuring	—	27	9	775
Total adjustments	625	46	1,203	794
Adjusted automotive free cash flow	$(1,312)	$4,155	$1,110	$3,845

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Eliminations/Reclassifications	Total
Three Months Ended December 31, 2019
Net sales and revenue	$22,706	$4,420	$68		$27,194	$25	$3,636	$(29)	$30,826
Expenditures for property	$2,214	$409	$83	$—	$2,706	$21	$13	$—	$2,740
Depreciation and amortization	$1,309	$154	$10	$(2)	$1,471	$5	$1,771	$—	$3,247
Impairment charges	$—	$3	$—	$—	$3	$36	$—	$—	$39
Equity income(a)	$1	$237	$(10)	$—	$228	$—	$40	$—	$268

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Eliminations	Total
Three Months Ended December 31, 2018
Net sales and revenue	$29,823	$4,960	$48		$34,831	$—	$3,599	$(31)	$38,399
Expenditures for property	$1,942	$243	$4	$1	$2,190	$—	$9	$—	$2,199
Depreciation and amortization	$1,521	$136	$14	$(3)	$1,668	$2	$1,971	$—	$3,641
Impairment charges	$2	$3	$—	$—	$5	$—	$—	$—	$5
Equity income(a)	$1	$305	$—	$—	$306	$—	$42	$—	$348

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Eliminations/Reclassifications	Total
Year Ended December 31, 2019
Net sales and revenue	$106,366	$16,111	$220		$122,697	$100	$14,554	$(114)	$137,237
Expenditures for property	$6,305	$1,096	$84	$—	$7,485	$60	$47	$—	$7,592
Depreciation and amortization	$6,112	$533	$46	$(2)	$6,689	$21	$7,350	$—	$14,060
Impairment charges	$15	$7	$—	$—	$22	$36	$—	$—	$58
Equity income(a)	$8	$1,123	$(29)	$—	$1,102	$—	$166	$—	$1,268

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Eliminations	Total
Year Ended December 31, 2018
Net sales and revenue	$113,792	$19,148	$203		$133,143	$—	$14,016	$(110)	$147,049
Expenditures for property	$7,784	$883	$21	$(2)	$8,686	$15	$60	$—	$8,761
Depreciation and amortization	$4,995	$562	$50	$(3)	$5,604	$7	$7,531	$—	$13,142
Impairment charges	$55	$466	$6	$—	$527	$—	$—	$—	$527
Equity income(a)	$8	$1,972	$—	$—	$1,980	$—	$183	$—	$2,163
________

(a)
Includes Automotive China equity income of $239 million and $307 million in the three months ended December 31, 2019 and 2018 and $1.1 billion and $2.0 billion in the years ended December 31, 2019 and 2018.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the year ended December 31, 2019, 34% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GMNA	684	896	3,214	3,555
GMI	268	316	995	1,152
Total	952	1,212	4,209	4,707

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales, such as sales to large and small businesses, governments, and daily rental car companies; and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
United States
Chevrolet – Cars	76	111	341	476
Chevrolet – Trucks	238	255	933	969
Chevrolet – Crossovers	185	167	685	591
Cadillac	41	41	156	155
Buick	49	51	207	207
GMC	147	160	565	556
Total United States	736	785	2,887	2,954
Canada, Mexico and Other	117	132	480	536
Total North America	853	917	3,367	3,490
Asia/Pacific, Middle East and Africa
Chevrolet	244	288	897	960
Wuling	283	295	1,025	1,071
Buick	227	267	850	1,020
Baojun	180	208	608	840
Cadillac	53	58	220	213
Other	18	25	78	98
Total Asia/Pacific, Middle East and Africa	1,005	1,141	3,678	4,202
South America(a)	176	185	669	690
Total in GM markets	2,034	2,243	7,714	8,382
Total Europe	—	1	4	4
Total Worldwide	2,034	2,244	7,718	8,386
_______

(a)	Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
SAIC General Motors Sales Co., Ltd.	380	466	1,482	1,749
SAIC GM Wuling Automobile Co., Ltd.	456	499	1,612	1,896

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Market Share
United States – Cars	7.5%	9.9%	8.0%	10.4%
United States – Trucks(a)	29.3%	32.6%	29.6%	32.3%
United States – Crossovers(a)	14.6%	13.9%	14.2%	12.7%
Total United States	16.7%	17.5%	16.5%	16.7%
Total North America	16.1%	16.9%	15.9%	16.2%
Total Asia/Pacific, Middle East and Africa	8.1%	8.8%	7.8%	8.6%
Total South America	15.8%	16.3%	15.5%	15.4%
Total GM Market	10.8%	11.5%	10.7%	11.2%
Total Worldwide	8.8%	9.5%	8.5%	8.9%

United States fleet sales as a percentage of retail vehicle sales	19.7%	19.6%	21.8%	21.3%

North America capacity two shift utilization	72.0%	93.6%	88.6%	97.0%
_______

(a)	Certain industry vehicles have been reclassified between these vehicle segments. GM vehicles were not impacted by this change. The prior period has been recast to reflect the changes.

General Motors Company and Subsidiaries

Combining Income Statement Information
(In millions) (Unaudited)

	Year Ended December 31, 2019					Year Ended December 31, 2018
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$122,697	$100	$—	$(100)	$122,697	$133,143	$—	$—	$(98)	$133,045
GM Financial	—	—	14,554	(14)	14,540	—	—	14,016	(12)	14,004
Total net sales and revenue	122,697	100	14,554	(114)	137,237	133,143	—	14,016	(110)	147,049
Costs and expenses
Automotive and other cost of sales	109,630	1,026	—	(5)	110,651	120,041	715	—	(100)	120,656
GM Financial interest, operating and other expenses	—	—	12,616	(2)	12,614	—	—	12,306	(8)	12,298
Automotive and other selling, general and administrative expense	8,318	173	—	—	8,491	9,624	26	—	—	9,650
Total costs and expenses	117,948	1,199	12,616	(7)	131,756	129,665	741	12,306	(108)	142,604
Operating income (loss)	4,749	(1,099)	1,938	(107)	5,481	3,478	(741)	1,710	(2)	4,445
Automotive interest expense	790	—	—	(8)	782	662	1	—	(8)	655
Interest income and other non-operating income, net	1,310	74	—	85	1,469	2,573	25	—	(2)	2,596
Equity income	1,102	—	166	—	1,268	1,980	—	183	—	2,163
Income (loss) before income taxes	6,371	(1,025)	2,104	(14)	7,436	7,369	(717)	1,893	4	8,549
Income tax expense					769					474
Income from continuing operations					6,667					8,075
Loss from discontinued operations, net of tax					—					70
Net income					6,667					8,005
Net loss attributable to noncontrolling interests					65					9
Net income attributable to stockholders					$6,732					$8,014

Net income attributable to common stockholders					$6,581					$7,916

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings (loss) per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Basic earnings per share
Income (loss) from continuing operations(a)	$(194)	$2,044	$6,732	$8,084
Less: cumulative dividends on subsidiary preferred stock	(38)	(38)	(151)	(98)
Income (loss) from continuing operations attributable to common stockholders	(232)	2,006	6,581	7,986
Loss from discontinued operations, net of tax	—	—	—	70
Net income (loss) attributable to common stockholders	$(232)	$2,006	$6,581	$7,916

Weighted-average common shares outstanding	1,429	1,412	1,424	1,411

Basic earnings (loss) per common share – continuing operations	$(0.16)	$1.42	$4.62	$5.66
Basic loss per common share – discontinued operations	$—	$—	$—	$0.05
Basic earnings (loss) per common share	$(0.16)	$1.42	$4.62	$5.61
Diluted earnings per share
Income (loss) from continuing operations attributable to common stockholders – diluted(a)	$(232)	$2,006	$6,581	$7,986
Loss from discontinued operations, net of tax – diluted	$—	$—	$—	$70
Net income (loss) attributable to common stockholders – diluted	$(232)	$2,006	$6,581	$7,916

Weighted-average common shares outstanding – diluted	1,429	1,432	1,439	1,431

Diluted earnings (loss) per common share – continuing operations	$(0.16)	$1.40	$4.57	$5.58
Diluted loss per common share – discontinued operations	$—	$—	$—	$0.05
Diluted earnings (loss) per common share	$(0.16)	$1.40	$4.57	$5.53
Potentially dilutive securities(b)	7	9	7	9
__________

(a)	Net of Net income (loss) attributable to noncontrolling interests.

(b)	Potentially dilutive securities attributable to outstanding stock options were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries

Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	December 31, 2019					December 31, 2018
	Automotive	Cruise	GM Financial	Reclassifications / Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications / Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$13,409	$2,349	$3,311	$—	$19,069	$13,670	$2,291	$4,883	$—	$20,844
Marketable debt securities(b)	3,908	320	—	(54)	4,174	5,966	92	—	(92)	5,966
Accounts and notes receivable, net(c)	6,614	2	1,004	(823)	6,797	5,916	1	1,430	(798)	6,549
GM Financial receivables, net(d)	—	—	27,101	(500)	26,601	—	—	27,367	(517)	26,850
Inventories	10,398	—	—	—	10,398	9,816	—	—	—	9,816
Other current assets(e)	2,517	16	5,424	(4)	7,953	1,619	27	3,640	(18)	5,268
Total current assets	36,846	2,687	36,841	(1,383)	74,992	36,987	2,411	37,320	(1,425)	75,293
Non-current Assets
GM Financial receivables, net(d)	—	—	26,372	(17)	26,355	—	—	25,145	(62)	25,083
Equity in net assets of nonconsolidated affiliates	7,107	—	1,455	—	8,562	7,860	—	1,355	—	9,215
Property, net	38,374	150	226	—	38,750	38,464	43	251	—	38,758
Goodwill and intangible assets, net	3,348	634	1,355	—	5,337	3,552	671	1,356	—	5,579
Equipment on operating leases, net	—	—	42,055	—	42,055	—	—	43,559	—	43,559
Deferred income taxes	24,582	345	(287)	—	24,640	23,935	70	77	—	24,082
Other assets	6,123	413	863	(53)	7,346	4,880	—	890	—	5,770
Total non-current assets	79,533	1,542	72,040	(70)	153,045	78,691	784	72,633	(62)	152,046
Total Assets	$116,380	$4,230	$108,881	$(1,454)	$228,037	$115,678	$3,195	$109,953	$(1,487)	$227,339
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(c)	$21,101	$109	$644	$(836)	$21,018	$22,359	$28	$707	$(797)	$22,297
Short-term debt and current portion of long-term debt
Automotive(d)	2,397	—	—	(500)	1,897	1,452	—	—	(517)	935
GM Financial	—	—	35,503	—	35,503	—	—	30,956	—	30,956
Accrued liabilities	22,493	82	3,916	(4)	26,487	24,042	41	3,985	(19)	28,049
Total current liabilities	45,990	192	40,064	(1,341)	84,905	47,853	69	35,648	(1,333)	82,237
Non-current Liabilities
Long-term debt
Automotive(d)	12,507	—	—	(18)	12,489	13,090	—	—	(62)	13,028
GM Financial	—	—	53,435	—	53,435	—	—	60,032	—	60,032
Postretirement benefits other than pensions	5,935	—	—	—	5,935	5,370	—	—	—	5,370
Pensions	12,166	—	4	—	12,170	11,535	—	3	—	11,538
Other liabilities	10,518	505	2,176	(53)	13,146	10,167	35	2,155	—	12,357
Total non-current liabilities	41,126	505	55,615	(71)	97,175	40,162	35	62,190	(62)	102,325
Total Liabilities	87,114	697	95,679	(1,410)	182,080	88,015	104	97,838	(1,395)	184,562
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(b)(f)	26,095	50	1,283	(1,354)	26,074	25,606	4	1,373	(1,420)	25,563
Retained earnings(b)	12,303	1,566	13,013	(22)	26,860	9,103	1,480	11,783	(44)	22,322
Accumulated other comprehensive loss	(10,062)	—	(1,094)	—	(11,156)	(7,998)	—	(1,041)	—	(9,039)
Total stockholders’ equity	28,348	1,617	13,202	(1,376)	41,792	26,725	1,484	12,115	(1,464)	38,860
Noncontrolling interests(f)	918	1,916	—	1,331	4,165	938	1,607	—	1,372	3,917
Total Equity	29,266	3,533	13,202	(43)	45,957	27,663	3,091	12,115	(92)	42,777
Total Liabilities and Equity	$116,380	$4,230	$108,881	$(1,454)	$228,037	$115,678	$3,195	$109,953	$(1,487)	$227,339
_________

(a)	Amounts may not sum due to rounding.

(b)	Elimination includes Cruise investment in GM common stock at December 31, 2019 and 2018.

(c)
Eliminations primarily include GM Financial accounts receivable of $678 million offset by Automotive accounts payable and Automotive accounts receivable of $78 million offset by GM Financial accounts payable at December 31, 2019 and GM Financial accounts receivable of $729 million offset by Automotive accounts payable and Automotive accounts receivable of $63 million offset by GM Financial accounts payable at December 31, 2018.

(d)	Eliminations include GM Financial loan receivable of $517 million and $579 million offset by an Automotive loan payable at December 31, 2019 and 2018.

(e)	Includes the reclassification of the current portion of Equipment on operating leases, net. The prior period has been recast to reflect the changes.

(f)	Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A and B. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries

Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Year Ended December 31, 2019					Year Ended December 31, 2018
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Income (loss) from continuing operations	$5,844	$(750)	$1,587	$(14)	$6,667	$7,075	$(583)	$1,579	$4	$8,075
Depreciation and impairment of Equipment on operating leases, net	55	—	7,277	—	7,332	140	—	7,464	—	7,604
Depreciation, amortization and impairment charges on Property, net	6,656	57	73	—	6,786	5,991	7	67	—	6,065
Foreign currency remeasurement and transaction (gains) losses	(78)	—	(8)	—	(85)	156	—	12	—	168
Undistributed earnings of nonconsolidated affiliates, net	706	—	(121)	—	585	42	—	(183)	—	(141)
Pension contributions and OPEB payments	(985)	—	—	—	(985)	(2,069)	—	—	—	(2,069)
Pension and OPEB income, net	(485)	—	1	—	(484)	(1,281)	—	1	—	(1,280)
Provision (benefit) for deferred taxes	(283)	(274)	424	—	(133)	(212)	(134)	234	—	(112)
Change in other operating assets and liabilities(b)(c)	(5,088)	97	438	764	(3,789)	1,568	59	(139)	(2,864)	(1,376)
Other operating activities(d)	1,050	118	(1,602)	(437)	(873)	327	46	(1,663)	(388)	(1,678)
Net cash provided by (used in) operating activities	7,392	(753)	8,069	313	15,021	11,737	(605)	7,372	(3,248)	15,256
Cash flows from investing activities
Expenditures for property	(7,485)	(60)	(47)	—	(7,592)	(8,686)	(15)	(60)	—	(8,761)
Available-for-sale marketable securities, acquisitions(e)	(2,756)	(1,319)	—	—	(4,075)	(2,820)	(90)	—	90	(2,820)
Available-for-sale marketable securities, liquidations	5,203	1,110	—	(48)	6,265	5,108	—	—	—	5,108
Purchases of finance receivables, net(b)(c)	—	—	(25,328)	790	(24,538)	—	—	(28,888)	3,217	(25,671)
Principal collections and recoveries on finance receivables(b)(c)	—	—	23,526	(1,521)	22,005	—	—	17,357	(309)	17,048
Purchases of leased vehicles, net	—	—	(16,404)	—	(16,404)	—	—	(16,736)	—	(16,736)
Proceeds from termination of leased vehicles	—	—	13,302	—	13,302	—	—	10,864	—	10,864
Other investing activities(f)	(540)	—	(3)	680	138	(1,283)	(19)	(53)	1,394	39
Net cash used in investing activities – continuing operations	(5,578)	(268)	(4,954)	(99)	(10,899)	(7,681)	(124)	(17,516)	4,392	(20,929)
Net cash provided by investing activities – discontinued operations	—	—	—	—	—	166	—	—	—	166
Net cash used in investing activities	(5,578)	(268)	(4,954)	(99)	(10,899)	(7,515)	(124)	(17,516)	4,392	(20,763)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(7)	—	(304)	—	(312)	62	—	1,124	—	1,186
Proceeds from issuance of debt (original maturities greater than three months)(f)	1,403	—	35,535	—	36,937	4,908	277	38,893	(277)	43,801
Payments on debt (original maturities greater than three months)	(1,075)	—	(38,082)	—	(39,156)	(4,412)	—	(28,841)	(70)	(33,323)
Payment to purchase common stock(e)	(48)	—	—	48	—	(100)	—	—	(90)	(190)
Proceeds from issuance of subsidiary preferred and common stock(f)	—	1,150	—	(693)	457	720	2,750	492	(1,100)	2,862
Dividends paid(d)	(2,199)	(63)	(491)	403	(2,350)	(2,151)	(32)	(434)	375	(2,242)
Other financing activities	(161)	(3)	(116)	26	(253)	(514)	2	(146)	18	(640)
Net cash provided by (used in) financing activities	(2,088)	1,084	(3,458)	(216)	(4,677)	(1,487)	2,997	11,088	(1,144)	11,454
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	—	2	—	2	(231)	—	(68)	—	(299)
Net increase (decrease) in cash, cash equivalents and restricted cash	(275)	64	(341)	—	(553)	2,504	2,268	876	—	5,648
Cash, cash equivalents and restricted cash at beginning of period	13,762	2,291	7,443	—	23,496	11,258	23	6,567	—	17,848
Cash, cash equivalents and restricted cash at end of period	$13,487	$2,355	$7,102	$—	$22,943	$13,762	$2,291	$7,443	$—	$23,496
Cash, cash equivalents and restricted cash – continuing operations at end of period	$13,487	$2,355	$7,102	$—	$22,943	$13,762	$2,291	$7,443	$—	$23,496
_________

(a)	Amounts may not sum due to rounding.

(b)
Includes reclassifications of $663 million and $2.6 billion in the years ended December 31, 2019 and 2018 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(c)
Eliminations include $790 million and $611 million in Purchases of finance receivables, net in the years ended December 31, 2019 and 2018 and $858 million and $309 million in Principal collections and recoveries on finance receivables in the years ended December 31, 2019 and 2018 primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.

(d)	Eliminations include dividends issued by GM Financial to Automotive.

(e)	Reclassifications include $90 million in the year ended December 31, 2018 for Cruise's investment in GM common stock.

(f)
Eliminations include $680 million and $1.4 billion in the years ended December 31, 2019 and 2018 primarily for Automotive cash injections in Cruise, inclusive of our investments of $687 million and $1.1 billion in Cruise Preferred Shares in the years ended December 31, 2019 and 2018.